Exhibit 10.1

SEPARATION, WAIVER AND GENERAL RELEASE AGREEMENT

THIS IS A LEGAL DOCUMENT

READ IT CAREFULLY BEFORE CHOOSING WHETHER OR NOT TO SIGN IT!

This Separation, Waiver and General Release Agreement (referred to as the or this “Agreement” or “Release”) is made and entered into this 1st day of October, 2015, by and between Joseph Donabauer (referred to herein as “You,” or “Releasor”) and HMS Holdings Corp.  For purposes of this Agreement, the term “Company” shall refer to HMS Holdings Corp. and its direct and indirect subsidiaries, corporate affiliates, and their respective successors and assigns.  The Company, together with its past and present parents, subsidiaries, affiliates, shareholders, owners, partners, members, officers, directors, representatives, employees, agents, counsel, successors and assigns, benefit plans, benefit plan trustees and administrators are referred to collectively herein as the “Releasees.”  You and the Releasees shall be referred to collectively herein as the “Parties” and individually as a “Party.”

WHEREAS, your employment with the Company will end as of November 30, 2015 (the “Separation Date”), and;

WHEREAS, your last day in the office shall be October 7, 2015 and that period through the Separation Date shall be a Transition Period where you will be available to and cooperate with the Company regarding the ongoing transition of your responsibilities, and:

WHEREAS, notwithstanding the end of your employment with the Company, the Company desires to offer you this Agreement in exchange for certain agreements, warranties, representations and releases on your part contained in this Agreement, and;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.                                      Nature of Agreement and Non-Admission of Liability

This is an agreement of settlement and compromise, and by entering into this Agreement none of the Parties agree or concede in any manner whatsoever that they violated any law or statute of any jurisdiction, breached any duty, responsibility or contract, or acted improperly in any manner. It is understood and agreed that nothing in this Agreement shall be interpreted or construed as the admission of any wrongdoing by any or all the Releasees or by any person or entity acting for or on behalf of any or all of the Releasees.

2.                                      No Further Monies are Due to You; Non-Waiver of Certain Rights

Other than the monies to be paid pursuant to paragraph 3, there are no other monies that you claim are owed to you which relate in any way to your employment with the Company.  This includes, but is not limited to, salaries, bonuses, commissions, wages, reimbursable business expenses or contributions to employee benefit plans, vacation or severance pay.  Nothing herein shall be construed or interpreted in any way to: (a) limit or deny your right to receive any vested employee benefit under a plan of the Company for which you were or are a participant; (b) alter your right to elect continued coverage of benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or any state equivalent law; or (c) limit your ability to seek and/or collect unemployment insurance benefits (assuming you otherwise qualify for such benefits).

3.                                      Consideration

A.                                    Provided that you have signed and returned this Agreement as set forth below, and have not revoked your signature on this Agreement (as discussed in paragraph 15), and have signed the Reaffirmation at the end of this Agreement, the Company shall (on behalf of the Releasees) provide you with the following after your termination of employment:

(i)                                     Payment of an amount equal to twelve (12) times your monthly base salary (the “Separation Payment”), provided you have not secured another position with the Company.  The Separation Payment shall be paid to you in bi-weekly payments, beginning on the first full payroll period after the termination of your employment or the expiration of the revocation period set forth in paragraph 15 of this Agreement, whichever is later.  Payments of the Separation Payment will be made on the Company’s normal payroll cycle in accordance with the Company’s regular payroll practices, and are subject to all statutory deductions required by federal, state and/or local law.  Payments will be reported on a tax form W-2.

(ii)                                  In the event a prospective employer seeks a reference relating to your employment, you will direct their inquiries to the Company’s Executive Vice President, Chief Administrative & Human Resources Officer, who will provide, or direct a Human Resources designee to provide, only the dates of your employment, the position that you held, your job location, and your compensation as of the Separation Date, and will confirm that it is Company policy to provide only such information.

(iii)                               The Company will pay you a lump sum amount equal to the difference between the COBRA coverage premium for the same type of medical, dental and vision coverage (single, family or other) in which you are enrolled as of the Separation Date and your employee contribution, which represents the amount the Company would allocate for such coverage had your coverage remained active for twelve (12) months.  This payment will be taxable and subject to withholding.  You will be responsible for ensuring the timely payment of your COBRA coverage premiums.  This payment will be made within sixty days of termination of your employment.

(iv)                              The Company will pay you a lump sum Transition Bonus in the amount of $100,000 within sixty (60) days of the termination of your employment.

B.                                    Even if you choose not to sign this Agreement, or if you sign this Agreement and then revoke your signature (as explained below), you will still be paid your regular salary through the Separation Date and your accrued but unused calendar year 2015 PTO, if any.

4.                                      Reaffirmation of Agreement and Release of Claims

You agree that at the end of your last day of employment, i.e., the Separation Date, you will sign the Reaffirmation of Separation, Waiver and General Release Agreement and Release of Claims (the “Reaffirmation”) located at the end of this Agreement. You agree that you will not sign the Reaffirmation prior to the end of your last day of employment.  Notwithstanding anything to the contrary, nothing in this Agreement waives any claims you may have that arise after the date you sign this Agreement.

5.                                      Return of Company Property

On or before the Separation Date, you shall return to the Company all Company property in your possession, custody or control, including all keys, files, records, equipment (including computer hardware, software, printers, wireless handheld devices, cellular phones, etc.), and Company Confidential Information (as defined in paragraph 10.E) and have left intact with, or delivered intact to, the Company all electronic Company documents, including those that you developed or helped to develop during your employment, none of which you will retain in any form or medium.

6.                                      RELEASE

In exchange for the consideration provided by the Company under the terms of this Agreement in paragraph 3.A, you irrevocably and unconditionally release and discharge the Releasees jointly and severally, from any and all debts, claims, liabilities, demands and causes of action of every kind, nature and description against the Company, in law, or in equity, which against the Releasees, you, your heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of time to the date you sign this Agreement.  You represent that you have not assigned or otherwise transferred any interest in any claim that is the subject of this Agreement.

This Release covers, without limitation, any claims of harassment (including without limitation sexual harassment) and/or discrimination on the basis of sex, sexual orientation, gender identification, pregnancy, disability (including claims concerning a history or record of a disability, predisposing genetic condition, and claims that you were regarded as having a disability), handicap, genetic information, race, color, religion, creed, national origin, ancestry, age, citizenship, ethnic characteristics, marital status or military/veteran status and also includes, no matter how denominated or described, any claims under any federal, New York (or other state) state or local law, statute, rule, regulation, ordinance or executive order of discrimination and/or retaliation and non-payment of wages, bonuses, commissions or other compensation, including, without limitation, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974 (“ERISA”), Title VII of the Civil Rights Act of 1964, The Civil Rights Act of 1866, The Civil Rights Act of 1991, the

Rehabilitation Act of 1973, Executive Order 11246, Executive Order 11141, the Genetic Information Nondiscrimination Act of 2008, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the Occupational Safety and Health Act (“OSHA”), the Worker Adjustment and Retraining Notification Act, the Fair Credit Reporting Act, the Texas Labor Code Annotated § 21.001 et seq. (Texas civil rights law), the Texas Labor Code Annotated § 21.055 et seq. (Texas whistleblower protection law), the Texas Commission on Human Rights Act, the Texas Law on Communicable Diseases, the Texas Breast-Feeding Rights and Policies Law and including without any limitation any claims of wrongful or tortious discharge or termination, breach of contract, breach of the implied covenant of good faith and fair dealing, written or oral, express or implied, breach of promise, public policy, negligence, intentional infliction of emotional distress, negligent infliction of emotional distress, assault, battery, false imprisonment, defamation, libel, slander, invasion of privacy, impairment of economic opportunity, loss of business opportunity, fraud, misrepresentation, and whistleblower activities, and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local law, statute, rule, regulation, ordinance or executive order not expressly referenced above.

This Release does not apply to any claims or rights that may arise after the date you sign this Release.  Excluded from this Release are any claims which cannot be waived by law, including but not limited to, the right to participate in an investigation conducted by certain government agencies.  You do, however, waive your right to any monetary recovery from the Company or the Releasees should any agency (such as the Equal Employment Opportunity Commission) pursue any claims on your behalf.  You represent and warrant that you have not filed any complaint, charge, or lawsuit against the Company with any government agency or any court.

You agree never to sue the Company in any forum for any claim covered by the above waiver and release language, except that you may bring a claim under the ADEA to challenge this Release.  If you violate this Release by suing the Company, other than under the ADEA or as otherwise set forth above, you shall be liable to the Company for its reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit.  Nothing in this Release is intended to reflect any party’s belief that your waiver of claims under ADEA is invalid or unenforceable, it being the interest of the Company and you that such claims are waived.

The Parties intend this Release to be construed and interpreted to the fullest extent permitted by law as a general release.  The terms of this Agreement are accepted by you as full and complete resolution, accord and satisfaction of any and all claims, demands or grievances you have made against, and/or could have made against any of the Releasees.

7.                                      Acknowledgements

You acknowledge that you have no knowledge of any violations by the Company of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the Fair Debt Collection Practices Act (“FDCPA”), the civil or criminal provisions of the federal False Claims Act, the Civil Monetary Penalties Statute, Titles XVIII and XIX of the Social Security Act (the Medicare and Medicaid statutes), the Health Care Benefit Program False Statements Statute, the Health Care Fraud Statute, any and all of the statutory provisions referenced in the Federal Health Care Offense Definitions Statute, or any other Federal or State laws relating to negligence, fraud and abuse in health care (collectively, the “Health Care Laws”), or the Sarbanes Oxley Act.  You have received instruction from the Company on how to report claims or violations under the Health Care Laws, and as of the date of executing this Agreement, have no claims to report under the Health Care Laws or the Sarbanes Oxley Act.  You further certify that you have not reported to any government authority or other entity any such healthcare compliance concerns, issues, and/or violations or potential violations, which remain unanswered or unresolved.

8.                                      Non-Waiver or Release of Subsequent Rights or Claims

Nothing contained herein is intended to or shall constitute a waiver or release of any rights or claims that arise after the date you sign this Agreement.  Likewise, nothing contained herein is intended to or shall constitute a waiver or release of any rights or claims that arise after you sign the Affirmation.

9.                                      Non-Waiver of Rights Under this Agreement

Nothing herein is intended to or constitutes a waiver of any rights the Parties may have under this Agreement.

10.                               Representations and Warranties

As a material part of this Agreement, you make the following representations and warranties:

A.                                    You have not commenced or asserted an administrative Charge or Complaint, and have not commenced or asserted and shall not commence or assert any lawsuit, arbitration, claim or legal proceeding, against any or all of the Releasees that is designed to remedy or seek redress for any right or rights waived and/or released by this Agreement.

B.                                    You agree to keep confidential all information relating to this Agreement, including its negotiation, terms and existence.  You may communicate or publish any information relating to this Agreement to your immediate family (defined herein as parents, siblings, parents-in-law, spouse, domestic partner or children), legal and financial representatives, and tax preparer.  Before such information is disclosed by you to any such person(s), however, you shall advise such person(s) that the information they will receive is to be kept confidential, and such person(s) must agree to maintain the confidentiality of the information they receive.

C.                                    You are not aware of any facts or circumstances suggesting that the Company has engaged in any wrongful or unlawful conduct.

D.                                    Non-Disparagement

You will not make or cause to be made or published any statement, written or oral, directly or indirectly, which is intended to or has the effect of having any negative impact on the Company, its business or reputation in the marketplace or otherwise.

E.                                     Confidentiality

You acknowledge that as a condition of your employment with the Company, you previously entered into a Noncompetition, Nonsolicitation, Proprietary and Confidential Information and Developments Agreement, on August 1, 2012 (the “Non-Solicitation Agreement”), a copy of which is being provided to you with this Agreement, and the provisions of which are incorporated herein by reference.  You agree that the terms of the Non-Solicitation Agreement shall continue by their own terms in full force and effect.  You agree that the terms of the Non-Solicitation Agreement are reasonable and the consideration set forth in this Agreement shall also be considered additional consideration for the ratification of the Non-Solicitation Agreement.  In addition, by an Acknowledgement of Corporate Compliance you previously signed and provided to the Company, a copy of which is being provided to you with this Agreement and the provisions of which are incorporated herein by reference, you have acknowledged your duty to keep confidential Protected Health Information within the meaning of federal HIPAA regulations, including but not limited to any patient-specific information derived from medical or financial records or from electronic data files used in Company’s business operations (the “Acknowledgement of Corporate Compliance Statement” or the “Acknowledgement”).  Under the terms of this Agreement, these continuing confidentiality obligations to the Company survive the execution of this Agreement.  Your adherence to the terms of the Non-Solicitation Agreement and the Acknowledgment is important to the Company’s business and we encourage you to familiarize yourself with the provisions of the Non-Solicitation Agreement and the Acknowledgement as your violation of these confidentiality obligations may subject you to liability.

You further acknowledge and agree that you have a common law duty of confidentiality to the Company that prevents you from using the Company’s confidential information during or after employment, except on the Company’s behalf.  You agree that will not disclose to any person or entity any Confidential Information relating to the Company or its past or present partners, shareholders, owners, officers, directors or employees.  For the purposes of this Agreement, the term Confidential Information shall mean information not in the public domain relating to the Company’s past or present clients, business processes or methods, its trade secrets, marketing, promotional, public relations or other plans, or other information involving the Company; the Company’s financial, payroll or wage information; or any personal matters of any partner, shareholder, owner, officer, director or employee of the Company.

F.                                      Nothing in this Agreement, including Paragraphs 10.A through 10.E, shall be construed to prevent you (or any of the Releasees) from testifying truthfully, under oath, about any matter, if required to do so in any legal proceeding.

G.                                    Nothing in this Agreement shall be construed to limit your right to participate or cooperate in any investigation conducted by any Federal, State or Local agency, even if the subject matter of the investigation concerns a right, claim or matter waived or released by this Agreement.  To the extent permitted by law, you agree that you shall not participate in any financial settlement or recovery obtained by such agency(ies) and shall assign any such settlement or recovery to the Company.

H.                                   Nothing in this Agreement shall be construed to release or waive any claim that may not be released or waived by law.

I.                                        You understand and agree that you shall not after your Separation Date contact or communicate with employees of the Company, other than the Company’s Executive Vice President, General Counsel, its Executive Vice President, Chief Administrative & Human Resources Officer, or a member of the Company’s Human Resources department, with regard to the subject matter of this Agreement.  Nothing herein shall preclude you from discussing in general terms your duties and responsibilities while at the Company.

J.                                        You acknowledge that you have no entitlement to severance pay or any benefit resulting from your termination.  You further understand that your receiving the consideration set forth in this Agreement is conditional upon your signing this Agreement.  You acknowledge that the Separation Payment to be made to you under this Agreement is in addition to anything of value to which you are already entitled.

11.                               Cooperation.  Through the Transition Period and following the Separation Date, you agree to fully cooperate with the Company in regard to the transition of the business matters you handled on behalf of the Company.  You agree to reasonably cooperate with the Company and its counsel in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate in any way to events or occurrences that transpired while you were employed by the Company, subject to your rights in paragraph 10.G above.  Your cooperation in connection with such claims or actions will include, but not be limited to, being available to meet with the Company’s counsel to prepare for discovery, trial, or any legal proceeding, and to act as a witness on behalf of the Company at mutually convenient times.  The Company will reimburse you for all reasonable, pre-approved out-of-pocket costs and expenses (but not including attorneys’ fees and costs, or compensation for time) that you incur in connection with your obligations under this paragraph of the Agreement, to the extent permitted by law.

12.                               Remedy in the Event of a Breach

In the event you breach any portion of this Agreement, you shall immediately, upon written demand, return to the Company all monies paid to you pursuant to this Agreement (except the payment(s) set forth in paragraph 3.B), and the Company shall retain all rights to pursue legal and equitable remedies to: (a) enforce the terms of this Agreement, and/or (b) seek damages for any breach.

13.                               Additional Representations

By signing this Agreement, you further acknowledge and agree that:

A.                                    you will have a period of twenty-one (21) calendar days from the date you receive this Agreement to review and deliberate whether or not to sign it, any or all of which period you may waive (provided that you may not sign this Agreement until after the close of business on the Separation Date);

B.                                    you are hereby advised to consult with an attorney before executing this Agreement;

C.                                    you have carefully read and understand the terms of this Agreement, and have had a full and fair opportunity to review this Agreement with an attorney of your choice;

D.                                    you have signed this Agreement freely and voluntarily and without fraud, duress or coercion and with full knowledge and understanding of its terms and of its significance and consequences and of the rights relinquished, surrendered, released and discharged hereunder; and,

E.                                    the only consideration for signing this Agreement are the terms stated herein and no other promise, agreement or representation of any kind has been made to you by any person or entity whatsoever to cause you to sign this Agreement.

14.                               Manner of Acceptance

In order to accept the terms of this Agreement, you must return two (2) signed and notarized originals to the Company (at the address set forth in paragraph 16 hereof) by the twenty-first (21st) calendar day after the date you receive this Agreement.  In the event a timely acceptance is made, and you do not revoke your signature pursuant to paragraph 15, the Company shall provide the consideration described in paragraph 3.A.

In the event the twenty first (21st) day falls on a Saturday, Sunday or on a day that the Company’s office is closed, your time to accept the terms of this Agreement shall be extended until the next regular business day that the Company’s office is open.

If you do not revoke your signature to the Agreement, the eighth day after your date of acceptance will be the effective date of this Agreement.

15.                               Right to Revoke

You may revoke your signature (thereby rescinding your acceptance of the terms of this Agreement) within seven (7) calendar days from the date on which you sign this Agreement.  Likewise, you may revoke your signature on the Reaffirmation within seven (7) calendar days from the date on which you sign the Reaffirmation.  If the seventh (7th) day falls on a Saturday, Sunday or on a day that the Company’s office is closed, your time to revoke your signature shall be extended until the next regular business day that the Company’s office is open.  In the event you wish to revoke your signature you must give written notice to that effect pursuant to paragraph 16 hereof.  If your signature on this Agreement is timely revoked, or if the Agreement is not timely signed and returned to the Company, this Agreement shall be null, void and of no effect, and you shall not be entitled to any of the consideration described in paragraph 3.A.

16.                               Addresses for Notices

Any notice required pursuant to this Agreement shall be sent via registered mail, return receipt requested, or overnight mail with delivery confirmation to the following addresses:

If to the Company:  HMS, 5615 High Point Drive, Irving, Texas 75038, Attention: General Counsel, Legal Department.

If to You:  Joseph Donabauer, 5 Stafford Terrace, Parsippany, NJ 07054.

Any Notice sent in accordance with this paragraph shall be deemed effective upon receipt.  Notwithstanding anything to the contrary contained herein, at any time after the execution of this Agreement any Party may modify the address(es) (including telephone number(s) to which it desires notices to be sent by advising the other, in writing as provided in this paragraph.  Such modification shall be deemed effective on receipt.

17.                               General Legal Matters

A.                                    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.  In the event any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, unlawful or unenforceable, it shall be severed from the Agreement and the Court shall be permitted to redraft the language so as to conform the severed language to the Parties’ intent.  If any provision, or portion thereof, of this Agreement is determined to be invalid under applicable statute or rule of law, only such provision, and only to the extent determined to be invalid, shall be deemed omitted from this Agreement, the remainder of which shall remain in full force and effect.  In the event the general release provisions of this Agreement are determined to be invalid, you shall immediately execute a modified general release that is valid that shall be effective as of the date this Agreement becomes effective.

B.                                    This Agreement reflects the entire agreement among the parties relating to the matters set forth herein and relating to your employment.  With the exception of the agreements described in paragraph 10.E and any Non-Qualified Stock Option/Restricted Stock Unit Agreement that you may have received during your employment, which agreements shall remain in full force and effect, there are no other agreements, understandings, promises or commitments among the Parties.  This Agreement has been negotiated, drafted and reviewed by the Parties and/or their designated counsel.  No language herein shall be construed for or against the interests of any Party on the ground that either Party was the proponent or draftsperson thereof.  This Agreement may not be changed unless the change is in writing and signed by you and the Company.

C.                                    This Agreement will be governed by and construed as a sealed instrument under and in accordance with the laws of the State of Texas without regard to conflicts of law provisions.  Any action, suit or other legal proceeding that is commenced to resolve any matter arising under or relating to any provision of this Agreement must be commenced only in a court of the State of Texas (or, if appropriate, a federal court located within the State of Texas) and the Company and you each consents to the jurisdiction of such a court.  With respect to any such court action, the Company and you (a) submit to the personal jurisdiction of such courts; (b) consent to service of process by the means specified under paragraph 16; and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, inconvenient forum, or service of process.  The Company and you each hereby irrevocably waives any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

D.                                    Paragraph headings used in this Agreement are for informational purposes only and shall not be construed or interpreted as part of this Agreement.  Usage of the singular shall include the plural and vice versa.  Use of male pronouns shall be read to include the female and vice versa.

E.                                     This Agreement is intended to comply with Section 409A of the Internal Revenue Code (the “Code”), if and to the extent applicable, and will be interpreted and applied in a manner consistent with that intention. Toward that end, unless permitted sooner by Section 409A of the Code, severance amounts otherwise payable within six-months after termination of employment will be deferred until and become payable on the first day of the seventh month following termination of employment.  Further, to the extent Section 409A of the Code is applicable, the phrase “termination of Employment” shall have the same meaning as a “separation from service” as defined in Section 409A of the Code and its accompanying regulations.  Notwithstanding any provision of this Agreement, to the extent required by Section 409A, if the 60-day period in which this Agreement may be signed spans two taxable years, the Separation Payments shall be made or commence in the latter year.

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I hereby provide this Separation, Waiver and General Release Agreement as of the date set forth below and acknowledge that my execution of this Separation, Waiver and General Release Agreement is in further consideration of the separation benefits that I acknowledge I would not be entitled to if I did not sign it.  I intend this Separation, Waiver and General Release Agreement to become a binding agreement between the Company and me if I do not revoke my acceptance within seven (7) days of the date set forth next my signature below.

RELEASOR:

/s/ Joseph M. Donabauer	October 1, 2015
Joseph Donabauer	Date

State of New York	)
) ss.:
County of New York	)

On this 1st day of October, 2015, before me personally came Joseph Donabauer, to me known, and known to me to be the same person described in and who executed the foregoing Separation, Waiver and Release Agreement and acknowledged to me that he executed the same.

/s/ Danielle M. Clemons
Notary Public

FOR THE RELEASEES:

/s/ Tracy South
By: Tracy South
Executive Vice President,
Chief Administrative & Human Resources Officer

REAFFIRMATION OF SEPARATION, WAIVER AND

GENERAL RELEASE AGREEMENT AND OF RELEASE OF CLAIMS

I acknowledge that I have read and understand this Separation, Waiver and General Release Agreement (“Agreement”), I agree to its terms, and reaffirm all statements and releases contained therein that cover from the date of my signature on the Agreement through and including my last day of employment with the Company.

By:

Joseph Donabauer	Date

State of New York	)
) ss.:
County of	)

On this     day of               , 201  , before me personally came Joseph Donabauer, to me known, and known to me to be the same person described in and who executed the foregoing Reaffirmation of Separation, Waiver and Release Agreement and of Release of Claims and acknowledged to me that he executed the same.

Notary Public

Acknowledgment of Corporate Compliance Statement

The following Corporate Compliance Statement is a statement of corporate policy required of all employees of HMSY. All employees are required to read the Statement and acknowledge that they understand and will abide by it.

Statement

HMS Holdings Corp. and its subsidiaries Health Management Systems, Inc., HMS Business Services and Reimbursement Services Group, Inc. (collectively referred to herein as “HMSY”) is committed to complying with all applicable federal and state statutes, laws, and regulations, including the Health Insurance Portability and Accountability Act of 1996 and those that prohibit the filing of fraudulent claims with the government. HMSY is also committed to adhering to its own ethical standards, including standards related to patient confidentiality and conflicts of interest, as set forth in the HMSY Employee Handbook. Furthermore, the HMSY code of conduct includes the Company’s commitment to the highest quality health-data submission, as evidenced by its accuracy, reliability, timeliness and validity.

As part of its commitment to Compliance, HMSY has established a comprehensive set of policies and processing protocols designed to prevent the submission of inappropriate claims.

Furthermore, in the course of our client engagements, HMSY personnel work regularly with sensitive medical and billing information. As such, HMSY personnel are responsible for maintaining the confidentiality and integrity of this information.

If any employee perceives what he or she believes to be an illegal, unethical, or reckless act involving another HMSY employee or anyone acting on behalf of HMSY, the employee should report the activity using any of the following forms of communication:

•                  The Corporate Compliance database located on HMSY’s Lotus Notes system;

•                  Contacting his/her supervisor directly;

•                  Contacting HMSY’s Corporate Compliance Officer directly, and/or

•                  Calling the HMSY optionally anonymous outsourced Compliance Hotline at (800) 826-6762

HMSY provides most employees, based on practical considerations, with access to the Notes system, which is also configured to protect the anonymity of the employee(s) filing the report and to shield access to the report from unaffected third parties. All subsequent investigation and resolution activity on behalf of the Corporate Compliance Committee members is also recorded on this system. The HMSY Corporate Compliance Officer has ultimate authority over satisfactory resolution of the incident, including input into and approval of any investigative and disciplinary action(s) that may be necessary.

Disciplinary action(s) for any employee found to be in violation of Corporate Compliance policies will be considered on a case-by-case basis to determine the appropriate sanction. Such sanctions could include oral reprimands, suspension, or termination. Intentional or reckless noncompliance will subject transgressors to significant sanctions. When determining possible sanctions, HMSY will weigh the severity of the infraction against other factors including any prior infractions and the employee’s level of billing knowledge and experience. All levels of employees are held accountable to the same standards of Compliance, and accordingly, will be subject to the same severity of disciplinary action upon commission of similar offenses.

HMSY asserts its commitment to Corporate Compliance and expects all Company governing body members, officers, managers, employees, and other agents to abide by the standards contained herein and to suggest alternatives or additions to them, as appropriate. Further, all HMSY clients, contractors, and other affiliate parties are to be made aware of this Corporate Compliance Program and its attendant Policies.

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Further, with respect to confidential medical information:

I understand that in the course of my employment or engagement at HMSY I will have access to confidential information contained in or derived from medical and financial records which have been disclosed to HMSY by one or more parties contracting with HMSY (the “Contracting Party”). In addition, I understand that unauthorized disclosure of that information in violation of state or federal law, including but not limited to the Health Insurance Portability and Accountability Act of 1996 (HIPAA) may result in civil or criminal penalties against myself. Accordingly, I agree to keep that information in the strictest confidence, and I agree not to access, duplicate, or disseminate the information except in accordance with the terms and for purposes of carrying out the contract between HMSY and the Contracting Party, or as otherwise required by state or federal law.

I further agree that I will not disclose any such information in a form which can be associated with the individual who is the subject of the information without the prior written informed consent of that individual (or his or her legally authorized substitute decision maker).

I acknowledge that in receiving, storing, processing, or otherwise dealing with that information, both HMSY and I are fully bound by federal and state laws and regulations concerning the confidentiality of medical and financial records, including but not limited to applicable federal regulations governing the Medicare and Medicaid programs (42 C.F.R // 431.300 - 431.307; 42 C.F.R. // 401.101 - 401.152, and 42 C.F.R // 482.24), the HIPAA Privacy Rule (45 C.F.R. 160 and 164) and applicable state laws protecting the confidentiality of HIV related information.

HMSY’s Corporate Compliance Officer is Dick Lang. His telephone number is (212) 857-5605. Written reports may be forwarded to Mr. Lang at 401 Park Avenue South, New York, New York 10016.

I certify that I have read and understand the Statements and the Policies set forth in HMSY’s description of its Corporate Compliance Program. I pledge to abide by the standards of conduct established by this Program, to report any incidents of fraud or abuse that I perceive or witness, and to make all reasonable efforts to further HMSY’s Corporate Compliance Program by whatever other means are available to me.

Joseph M. Donabauer	/s/ Joseph M. Donabauer
Employee Name	Employee Signature

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